Calculation of Filing Fee Tables
S-8
Mobia Medical, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant's 2007 Stock Option Plan (the "2007 Plan")	Other	212,170	$ 2.62	$ 555,885.40	0.0001381	$ 76.77
2	Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant's 2022 Equity Incentive Plan (the "2022 Plan")	Other	4,146,497	$ 4.16	$ 17,249,427.52	0.0001381	$ 2,382.15
3	Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant's 2026 Incentive Award Plan (the "2026 Incentive Plan")	Other	2,680,780	$ 15.00	$ 40,211,700.00	0.0001381	$ 5,553.24
4	Equity	Common stock reserved for issuance pursuant to awards under the 2026 Incentive Award Plan	Other	7,298,860	$ 15.00	$ 109,482,900.00	0.0001381	$ 15,119.59
5	Equity	Common stock reserved for issuance pursuant to awards under the Registrant's 2026 Employee Stock Purchase Plan (the "ESPP")	Other	1,154,362	$ 15.00	$ 17,315,430.00	0.0001381	$ 2,391.26
Total Offering Amounts:						$ 184,815,342.92		$ 25,523.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,523.01
Offering Note
[1]	1(a). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock, as applicable. 1(b). Represents 212,170 shares of the Registrant's common stock issuable upon the exercise of outstanding stock options granted under the 2007 Plan, at a weighted-average exercise price of $2.62 per share. To the extent (i) outstanding options under the 2007 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding 2007 Plan options are delivered to the Company to satisfy the applicable exercise price of an option and/or any applicable tax withholding obligation with respect to the option, such shares of common stock subject to such awards will be available for future issuance under the 2026 Incentive Plan. See footnote 4 below. 1(c). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $2.62 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2007 Plan being registered.

[2]	See Footnote 1(a). 2(a). Represents 414,6497 shares of the Registrant's common stock issuable upon the exercise of outstanding stock options granted under the 2022 Plan, at a weighted-average exercise price of $4.16 per share. To the extent (i) outstanding awards under the 2022 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding 2022 Plan awards are delivered to the Company to satisfy the applicable exercise price of an option and/or any applicable tax withholding obligation with respect to the option, such shares of common stock subject to such awards will be available for future issuance under the 2026 Incentive Plan. See footnote 4 below. 2(b). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $4.16 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2022 Plan being registered.

[3]	See Footnote 1(a). 3(a). Represents 2,680,780 shares of the Registrant's common stock issuable upon the exercise of outstanding stock options granted under the 2026 Plan, at a weighted-average exercise price of $15.00 per share. 3(b). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $15.00 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2026 Plan being registered.

[4]	See Footnote 1(a). 4(a). Represents 7,298,860 shares of Registrant's common stock reserved or to be reserved for issuance under the 2026 Incentive Plan. The number of shares reserved for issuance or transfer pursuant to awards under the 2026 Incentive Plan will be increased annually on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2036, in an amount equal to the lesser of (i) a number of shares equal to 5% of the aggregate number of shares of the Registrant's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the plan administrator. In addition, to the extent (i) outstanding options under the 2007 Plan or the 2022 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding 2007 Plan options are delivered to the Company to satisfy the applicable exercise price of an option and/or any applicable tax withholding obligation with respect to the option, such shares of common stock subject to such awards will be available for future issuance under the 2026 Incentive Plan. See footnotes 2 and 3 above. 4(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $15.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-295160), as amended (the "S-1 Registration Statement"), that was declared effective on May 7, 2026.

[5]	See Footnote 1(a) See Footnote 4(b). 5(a). Represents 1,154,362 shares of the Registrant's common stock reserved or to be reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP will be annually increased on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2036, in an amount equal to the lesser of (i) a number of shares equal to 1% of the aggregate number of shares of the Registrant's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the plan administrator.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources